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                        [LAKES GAMING, INC. LETTERHEAD]







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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope  612-449-7030
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FOR IMMEDIATE RELEASE:
WEDNESDAY, DECEMBER 22, 1999

                    LAKES GAMING AND RAINFOREST CAFE TO MERGE

           Combined Company to Benefit from Diversified Operations and
                   Enhanced Cash Flow to Pursue Future Growth

MINNEAPOLIS, DECEMBER 22, 1999 - LAKES GAMING, INC. (NASDAQ "LACO") and RAINFOREST CAFE, INC. (NASDAQ "RAIN") today announced that they will merge. Under the terms of the agreement, Rainforest Cafe shareholders will receive .55 shares of Lakes Common Stock for every share owned in Rainforest Cafe. The transaction is anticipated to be tax-free to Rainforest Cafe shareholders.

The transaction is subject to shareholder approval at both companies and regulatory approvals and is expected to be completed by the end of April 2000. Upon completion of the merger, Rainforest Cafe will become a wholly owned subsidiary of Lakes but will continue to be run as a separate operating entity.

Lyle Berman, Chairman of the Board and Chief Executive Officer of Rainforest Cafe and Lakes Gaming, will continue to serve as Chairman of the Board and Chief Executive Officer of Lakes following the merger.

"When Lakes was formed in January of 1999, we stated that we planned to pursue new opportunities as a casino management company, and that additionally, we would draw on our broad expertise in gaming, entertainment, and retail marketing to pursue attractive opportunities both within and potentially beyond our present industry," commented Berman.

Berman continued, "During 1999 Lakes secured what we believe to be three of the very best existing opportunities in Indian gaming, including development projects with two separate Tribes in California and one Tribe in Michigan. The merger of Lakes and Rainforest Cafe represents the continuation of our stated strategy of diversification and growth. We believe the combined size and

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strength accomplished through the merger represents the opportunity for enhanced valuation of the existing businesses. Additionally, the increased cash flow from the combined operations will provide the company with greater resources to pursue future growth opportunities."

Kenneth W. Brimmer, President of Rainforest Cafe, and the Chairman of the Special Committee of the Rainforest Cafe Board of Directors formed to consider the proposed merger transaction, commented, "The merger of Lakes and Rainforest Cafe presents a unique opportunity to combine two strong mid-cap companies. This strategic business combination could provide some important revenue and earnings diversification necessary to gain the market recognition that neither Rainforest Cafe nor Lakes has recently been able to command individually."

Rainforest Cafe, Inc. develops, owns and operates combination restaurant/retail facilities offering a stimulating and entertaining rain forest theme providing visitors with "A Wild Place to Shop and Eat"(R). There are currently 37 Rainforest Cafe(R) units open including 27 domestic locations and 10 international units. Rainforest Cafe, Inc. common shares are traded on the NASDAQ National Market under the symbol "RAIN".

Lakes Gaming, Inc. is a publicly held casino management company that was formed through a distribution to shareholders of Grand Casinos, Inc. effected in December 1998. The company currently manages the two largest casino resorts in Louisiana. Grand Casino Avoyelles is located in the central part of the state, approximately 80 miles northwest of Baton Rouge. Grand Casino Coushatta is located in southwestern Louisiana, near Interstate 10, approximately 160 miles east of Houston. Lakes Gaming, Inc. common shares are traded on the Nasdaq Stock Market under the trading symbol "LACO."

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the companies) contain statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities, as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the companies. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, accounting adjustments, competition, fluctuations and changes in consumer preferences and attitudes, intellectual property protection, results of shareholder litigation, domestic or global economic conditions, activities of competitors and the presence of new or additional competition, changes in federal or state tax laws or

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 the administration of such laws and changes in gaming laws or regulations
(including the legalization of gaming in certain jurisdictions).

     Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the companies' respective filings with the Securities and Exchange Commission.